                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement    [ ] Confidential, for Use of the Commission
                                       Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            GROUP 1 AUTOMOTIVE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ]  $125 per Exchange Act Rules O-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
          or Item 22(a)(2) of Schedule 14A
--------------------------------------------------------------------------------

     [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
          0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                        [GROUP 1 AUTOMOTIVE, INC. LOGO]
                                 Houston, Texas

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 23, 2001

To the Stockholders:

     The 2001 Annual Meeting of Stockholders (the "Annual Meeting") of Group 1 Automotive, Inc. (the "Company") will be held on Wednesday, May 23, 2001 at 10:00 a.m., local time, at JPMorgan Chase, Mezzanine Level, 707 Travis Street, Houston, Texas, for the following purposes:

          1. To elect one director to serve until the 2003 Annual Meeting of Stockholders and three directors to serve until the 2004 Annual Meeting of Stockholders;

          2. To ratify the appointment of Arthur Andersen LLP as independent accountants of the Company for the year ended December 31, 2001; and

          3. To consider and act upon such other business as may properly come before the meeting or any adjournments thereof.

     The close of business on March 26, 2001, has been fixed as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting or any adjournments thereof.

     YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE ASK THAT YOU SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. A SELF-ADDRESSED, POSTAGE PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. RETURNING THE PROXY WILL NOT LIMIT YOUR RIGHT TO VOTE IN PERSON OR TO ATTEND THE MEETING, BUT WILL ENSURE YOUR REPRESENTATION IF YOU DO NOT ATTEND.

                                            By Order of the Board of Directors

                                            /s/ JOHN S. WATSON
                                            John S. Watson
                                            Secretary

Houston, Texas
April 20, 2001

                        [GROUP 1 AUTOMOTIVE, INC. LOGO]
                            950 Echo Lane, Suite 100
                              Houston, Texas 77024

                                 April 20, 2001

                             ---------------------
                                PROXY STATEMENT
                             ---------------------

                              GENERAL INFORMATION

PROXY SOLICITATION

     This Proxy Statement is furnished to the stockholders of Group 1 Automotive, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board"). The proxies are to be voted at the 2001 Annual Meeting of Stockholders (the "Annual Meeting") to be held on May 23, 2001 at 10:00 a.m., local time, at JPMorgan Chase, Mezzanine Level, 707 Travis Street, Houston, Texas, and any adjournments thereof, for the purposes set forth in the accompanying notice. The Board is not aware of any other matters to be presented at the meeting. If any other matter should be presented at the meeting upon which a vote properly may be taken, shares represented by all duly executed proxies received by the Company will be voted with respect thereto in accordance with the best judgment of the persons designated as the proxies.

     The solicitation of proxies by the Board will be conducted primarily by mail. In addition, officers, directors and employees of the Company may solicit proxies personally or by telephone, telegram or other forms of wire or facsimile communication. The Company will reimburse brokers, custodians, nominees and fiduciaries for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of common stock of the Company ("Common Stock"). The costs of the solicitation will be borne by the Company. This Proxy Statement and the accompanying form of proxy have been mailed to stockholders on or about April 20, 2001.

RECORD DATE AND VOTING RIGHTS

     As of March 26, 2001, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding 19,424,065 shares of Common Stock. Each share of Common Stock entitles the holder to one vote on each matter presented at the Annual Meeting. Common Stock is the only class of outstanding securities of the Company entitled to notice of, and to vote at, the Annual Meeting. A majority of the outstanding shares of Common Stock will constitute a quorum at the meeting. Abstentions and "broker non-votes" are counted for purposes of determining the presence or absence of a quorum for the transaction of business. A broker non-vote occurs if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular item. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

VOTING OF PROXY; REVOCABILITY

     Proxies will be voted in accordance with the directions specified thereon and otherwise in accordance with the judgment of the persons designated as proxies. Any proxy on which no direction is specified will be voted (a) FOR the election of the nominees named herein to the Board and (b) FOR the ratification of the appointment of Arthur Andersen LLP as the Company's independent accountants. Any proxy may be revoked at any time prior to its exercise by delivery to the Secretary of the Company of written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the meeting.

ANNUAL REPORT

     The Company's annual report (the "Annual Report") including the financial statements and the financial statement schedules thereto, accompany this Proxy Statement. Stockholders are referred to the Annual Report for financial and other information about the activities of the Company.

                                     ITEM 1

                             ELECTION OF DIRECTORS

NOMINEES

     Four directors are to be elected at the Annual Meeting. The Company's Certificate of Incorporation provides for a classified Board. Thus, the Board is divided into Classes I, II and III the terms of office of which are currently scheduled to expire on the dates of the Company's Annual Meetings of Stockholders in 2003, 2001 and 2002, respectively. Bennett E. Bidwell has been nominated to serve as a Class I Director and, if elected, will serve until the Company's 2003 Annual Meeting of Stockholders and until his respective successor shall have been elected and qualified. John L. Adams, Max P. Watson, Jr. and Kevin H. Whalen have been nominated to serve as Class II Directors and, if elected, will serve until the Company's 2004 Annual Meeting of Stockholders and until their respective successors shall have been elected and qualified. Messrs. Adams and Bidwell each currently serve as a director of the Company. The remaining four directors named below will not be required to stand for election at the Annual Meeting because their present terms expire in either 2002 or 2003. A plurality of the votes cast in person or by proxy by the holders of Common Stock is required to elect a director. Accordingly, abstentions and broker non-votes will have no effect on the outcome of the election of directors assuming a quorum is present or represented by proxy at the Annual Meeting. Stockholders may not cumulate their votes in the election of directors.

     Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted for the election of the nominees listed below. Although the Board does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the enclosed proxy will vote for the election of such other persons(s) as may be nominated by the Board.

     The following table sets forth certain information, as of the date of this Proxy Statement, regarding the nominees and the other directors of the Company.

                                                                                        DIRECTOR
                                          POSITION AND OFFICES WITH THE COMPANY          SINCE     AGE
                                          -------------------------------------         --------   ---
CLASS I NOMINEE
Bennett E. Bidwell................  Director                                              1997     73
CLASS II NOMINEES
John L. Adams.....................  Director                                              1999     56
Max P. Watson, Jr. ...............  --                                                      --     55
Kevin H. Whalen...................  President of McCall Group                               --     42
CLASS I DIRECTORS
B.B. Hollingsworth, Jr. ..........  Director, Chairman, President and Chief Executive     1996     58
                                    Officer
Robert E. Howard, II..............  Director, President of Howard Group                   1997     54
CLASS III DIRECTORS
Charles M. Smith..................  Director, Senior Vice President -- Industry           1995     55
                                    Relations
John H. Duncan....................  Director                                              1997     73

CLASS I NOMINEE

     Bennett E. Bidwell has served as Director of the Company since June 1997. Mr. Bidwell joined Chrysler Corporation as Executive Vice President in 1983 and was elected to its board of directors in that same year. He was named Vice Chairman of Chrysler Corporation in 1985, Vice Chairman of Chrysler Motors Corporation in 1987 and President -- Product and Marketing of Chrysler Motors Corporation in 1988. From

1988 to 1990, Mr. Bidwell served as Chairman of Chrysler Motors Corporation. Mr. Bidwell retired from Chrysler Corporation in 1990. Prior to joining Chrysler, Mr. Bidwell spent 27 years with Ford Motor Company, and from 1981 to 1983 he was President and Chief Operating Officer of The Hertz Corporation. His past directorships include National Steel Corporation (1981-1983), McDonald Investments (1994-1996) and Kerr-McGee Corporation (1994-1998). Mr. Bidwell currently serves as a director for International Management Group, The Budd Company and Kelly Management Group.

CLASS II NOMINEES

     John L. Adams has served as Director of the Company since November 1999. Mr. Adams is currently Executive Vice President of Trinity Industries, Inc., one of North America's largest manufacturers of transportation, construction and industrial products. Prior to joining Trinity Industries, Mr. Adams spent 25 years with Chase Texas and its predecessor, Chase Bank of Texas, National Association, in various positions. Mr. Adams was Chairman, President and Chief Executive Officer of Chase Bank of Texas from 1997 to 1998. Mr. Adams serves as a director to American Express Bank, Ltd., TU Electric Dallas (advisory), National Trustee for the Boys & Girls Clubs of America and the Children's Medical Center of Dallas.

     Max P. Watson, Jr. served as President and Chief Executive Officer of BMC Software, Inc. ("BMC") from April 1990 to January 2001. He served as Chairman of the Board of BMC from January 1992 to April 2001. BMC is one of the world's largest software vendors. Mr. Watson also serves on the Texas Children's Hospital Hospital's Associate Board.

     Kevin H. Whalen has served as President and Chief Operating Officer of the McCall Group since 1997, President of Sterling McCall Toyota since 1994 and President of Sterling McCall Lexus since 1996. Mr. Whalen joined the McCall Group as a salesman in 1980 and held several management positions before being named General Manager in 1984. He has served on the Board of Directors of the Houston Automobile Dealers Association and served as Chairman of the National Automobile Dealer Association Toyota 10 Group in 1996. Mr. Whalen currently is a member of the Gulf States Toyota Dealer Council, serves on the Board of the Fellowship of Christian Athletes and Shepherd Mountain Sports Camp and is on the Advisory Board of the Salvation Army, Houston Metropolitan Area.

CLASS I DIRECTORS

     B.B. Hollingsworth, Jr. has served as Chairman of the Company since March 1997 and as President, Chief Executive Officer and Director of the Company since August 1996. Prior to joining the Company, Mr. Hollingsworth spent nineteen years with Service Corporation International ("SCI"), where he helped establish SCI as the leading funeral service company in North America. He joined SCI in 1967, was then named Vice President for Corporate Development, was named Vice President and Chief Financial Officer in 1972, and was elected President and named a Director in 1975. He served as President and Director of SCI from 1975 until retirement in 1986. Prior to November 1997, Mr. Hollingsworth was a shareholder and director of Foyt Motors, Inc., a subsidiary of the Company that was acquired by the Company in November 1997. He also serves on The Council of Overseers of Rice University's Jesse H. Jones Graduate School of Management and the Board of Directors of the Greater Houston Partnership.

     Robert E. Howard, II has served as a Director of the Company since April 1997. Mr. Howard has served as President of the Howard Group since November 1997. Mr. Howard has more than 28 years experience in the automotive retailing industry. From 1969 to 1977, he served in various management positions at franchised dealerships. From 1978 to November 1997, he served as Chairman of Howard Pontiac-GMC, Inc., a franchised dealership acquired by the Company in November 1997. Prior to November 1997, Mr. Howard was also Chairman of the following companies acquired by the Company in November 1997: Bob Howard Chevrolet, Bob Howard Honda/Acura, Bob Howard Toyota and Bob Howard Dodge. He was a recipient of the 1997 Time Magazine Quality Dealer Award and presently serves as a Commissioner of the Oklahoma Motor Vehicle Commission and as a Director of the Oklahoma City Metropolitan Automobile Dealers Association.

CLASS III DIRECTORS

     Charles M. Smith has served as Director of the Company since its formation in December 1995. Mr. Smith has served as Senior Vice President -- Industry Relations of the Company since January 1999. Mr. Smith has more than 29 years experience in the automotive retailing industry. From 1968 to 1980, he served in various capacities in dealerships owned and operated by the Smith family. From 1980 to 1985, he owned and operated his own automobile dealership. From 1985 to November 1997, he served as managing partner of Smith & Liu Management Company, the management entity for the Smith Group dealerships that were acquired by the Company in November 1997. He is a board member and a former Chairman of the American International Automobile Dealers Association and is a Vice Chairman of the Texas Automobile Dealers Association. He has won the Time Magazine Quality Dealer Award and the Sports Illustrated All-Star Dealer Award. Mr. Smith is on General Motor's e-commerce advisory board.

     John H. Duncan has served as Director of the Company since June 1997. Since 1988, Mr. Duncan has been a private investor with holdings in the automotive, oil and gas and real estate industries. From 1958 to 1968, Mr. Duncan served as President of Gulf & Western Industries, a company which he co-founded. Mr. Duncan currently serves as a director, Chairman of the Executive Committee and member of the Compensation Committee of Enron Corporation, a director and Chairman of the Compensation Committee of Enron Transportation and Trading and a director of EOG Resources, Inc. Mr. Duncan also serves on the Board of Trustees of Southwestern University, the Board of Trustees of the Texas Heart Institute and the Board of Visitors of the University of Texas (M.D. Anderson) Cancer Foundation.

     THE BOARD RECOMMENDS A VOTE FOR EACH OF THE PROPOSED NOMINEES.

EXECUTIVE OFFICERS

     Set forth below are the Company's executive officers together with their positions and ages.

NAME                                       AGE                         POSITION
----                                       ---                         --------
B.B. Hollingsworth, Jr. .................  58    Chairman, President and Chief Executive Officer
John S. Bishop...........................  54    Senior Vice President -- Operations
Charles M. Smith.........................  55    Senior Vice President -- Industry Relations
Scott L. Thompson........................  42    Senior Vice President, Chief Financial Officer and
                                                 Treasurer
John T. Turner...........................  57    Senior Vice President -- Corporate Development

     A description of Messrs. Hollingsworth's and Smith's work experience is set forth above under "Class I Directors" and "Class III Directors." Set forth below is a brief description of the work experience of Messrs. Bishop, Thompson and Turner.

     John S. Bishop has served as Senior Vice President -- Operations since October 1998. Prior to joining the Company, Mr. Bishop served as Group Vice President of Sales and Marketing for Gulf States Toyota ("GST"), an independent distributor of Toyota vehicles, parts and accessories serving approximately 140 dealers in a five-state area. Mr. Bishop held a number of management and executive positions with GST between 1981 and 1998. Before joining Gulf States Toyota, Mr. Bishop was employed at both Ford Motor Company and Chrysler Corporation for a combined 8 years.

     Scott L. Thompson has served as Senior Vice President -- Chief Financial Officer and Treasurer of the Company since December 1996. From 1991 to 1996, Mr. Thompson served as Executive Vice President, Operations and Finance for KSA Industries, Inc., a diversified enterprise with interests in automotive retailing, energy and professional sports. Among Mr. Thompson's other responsibilities within the KSA group of companies, he served as a Vice President and director of three automobile dealerships. Additionally, in connection with his position at KSA Industries, Inc. he served as a director of Adams Resources Energy, Inc., a public oil and gas company. He is a Certified Public Accountant, and from 1980 to 1991 he held various positions with Arthur Andersen LLP.

     John T. Turner has served as the Company's Senior Vice
President -- Corporate Development since December 1996. Prior to joining the Company, Mr. Turner functioned as Managing Director -- Corporate Development, Europe for SCI. From 1990 to 1993, Mr. Turner served as Senior Vice
President -- Operations and Director of The Loewen Group, Inc. From 1986 to 1990, he served as President and Director of Paragon Family Services, Inc. From 1981 to 1986, he served as Senior Vice President -- Corporate Development for SCI. Mr. Turner was a partner in Arthur Young & Company from 1977 to 1981.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of Common Stock as of February 28, 2001 by (i) each person known by the Company to own beneficially more than five percent of its outstanding Common Stock, (ii) the Company's Chief Executive Officer and each of the Company's other executive officers who are named in the Summary Compensation Table, (iii) each of the Company's directors and nominees for director and (iv) all executive officers and directors as a group. All persons listed have an address c/o of the Company's principal executive offices and have sole voting and dispositive power over the shares of Common Stock indicated as owned by such person unless otherwise indicated.

                                                              BENEFICIAL OWNERSHIP(1)
                                                              ------------------------
NAME OF BENEFICIAL OWNERS                                      SHARES          PERCENT
-------------------------                                     ---------        -------
B.B. Hollingsworth, Jr. ....................................    771,168           3.9%
John S. Bishop..............................................     37,512             *
Charles M. Smith............................................    721,234(2)        3.7
Scott L. Thompson...........................................    203,405           1.0
John T. Turner..............................................    277,796           1.4
John L. Adams...............................................     13,300             *
Bennett E. Bidwell..........................................     13,000             *
John H. Duncan..............................................    211,368           1.1
Max P. Watson, Jr. .........................................         --             *
Robert E. Howard, II........................................  3,032,738(3)       15.4
Kevin H. Whalen.............................................    715,500           3.6
Sterling B. McCall, Jr. ....................................  1,418,930(4)        7.2
J.L. Kaplan Associates, LLC.................................  1,357,780(5)(6)     6.9
All directors and executive officers as a group (11 persons
  including the directors, nominees for director and
  executive officers named above)...........................  5,997,021          30.4%

---------------

 *  Less than 1%

(1) Under the regulations of the Securities Exchange Commission (the "Commission"), shares are deemed to be "beneficially owned" by a person if he directly or indirectly has or shares the power to vote or dispose of such shares, whether or not he has any pecuniary interest in such shares, or if he has the right to acquire the power to vote or dispose of such shares within 60 days, including any right to acquire such power through the exercise of any option, warrant or right. The shares beneficially owned by Messrs. Hollingsworth, Bishop, Thompson, Turner, Adams, Bidwell, Duncan, Whalen and McCall include 174,700, 33,300, 149,360, 219,910, 3,300, 13,000,
    13,000, 12,500 and 12,500 shares, respectively, that may be acquired by such person within 60 days through the exercise of stock options. The shares owned by the executive officers, directors and nominees for director as a group include 619,070 shares that may be acquired by such persons within 60 days through the exercise of stock options.

(2) Includes 900 shares owned by his children

(3) Includes (i) 780,000 shares held by Howard Investments, L.L.C., which is controlled by Mr. Howard and (ii) 25,450 shares held by Century Reinsurance Company, Inc., which is controlled by Mr. Howard.

(4) Includes (i) 621,034 shares owned by Studebaker Family Limited Partnership, in which Mr. McCall has an indirect interest, (ii) 250,248 shares owned by Gulf Coast Family Limited Partnership, which is controlled by Mr. McCall,
    (iii) 106,041 shares owned by SBM-T Family Limited Partnership, which is controlled by Mr. McCall and (iv) 24,929 shares owned by Mr. McCall's spouse. Mr. McCall's address is 9400 Southwest Freeway, Houston, Texas 77074.

(5) As reported on a Schedule 13G as of December 31, 1999 and filed on February 7, 2001.

(6) J. L. Kaplan Associates, LLC, 222 Berkeley Street, Suite 2010, Boston, Massachusetts 02116 is an investment advisor and has sole voting power of 923,400 shares.

DIRECTORS' MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board met five times in 2000. Each Board member attended at least 88% of the meetings of the Board and of the meetings of the committees on which he served.

     The Board has established an Audit Committee and a Compensation Committee to act on behalf of the Board and to advise the Board with respect to specific matters. The Board does not have a standing nominating committee or a committee that performs a similar function. The responsibilities of the Audit Committee and Compensation Committee are as follows:

     Audit Committee. The Audit Committee is comprised solely of independent directors who must meet the Audit Committee requirements set forth in the New York Stock Exchange's listing standards. The Audit Committee is governed by a charter that has been reviewed for sufficiency by the Audit Committee and approved by the Board of Directors. A copy of the charter is attached as Appendix A to this Proxy Statement. See the Audit Committee Report included elsewhere in this Proxy Statement and the charter of the Audit Committee for a description of the Audit Committee's purpose and responsibilities. Messrs. Bidwell (Chairman), Adams and Duncan are members of the Audit Committee, which held seven meetings in 2000.

     Compensation Committee. The Compensation Committee is comprised entirely of directors who are not officers of the Company. The Compensation Committee's function is to review the compensation levels of the Company's executive officers, to administer the Company's stock option and purchase plans and to authorize bonuses, awards under such plans and any other form of remuneration. Messrs. Duncan (Chairman), Adams and Bidwell are members of the Compensation Committee, which held five meetings in 2000.

                             EXECUTIVE COMPENSATION

     The following table sets forth annual and long term compensation for services in all capacities to the Company and its subsidiaries for the periods presented of those persons who were, at December 31, 2000, the Chief Executive Officer and the other four most highly compensated executive officers of the Company in 2000 (collectively, the "named executive officers").

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM
                                                                  ANNUAL            COMPENSATION
                                                              COMPENSATION(1)    ------------------
                                                             -----------------       SECURITIES
                                                    FISCAL   SALARY     BONUS    UNDERLYING OPTIONS
                                                     YEAR      ($)       ($)            (#)
                                                    ------   -------   -------   ------------------
B.B. Hollingsworth, Jr. ..........................   2000    475,000   475,000        100,000
  Chairman, President and Chief Executive Officer    1999    435,625   430,000        110,000
                                                     1998    383,750   360,000        110,000
John T. Turner....................................   2000    325,000   325,000         50,000
  Senior Vice President -- Corporate Development     1999    303,125   300,000         60,000
                                                     1998    266,667   250,000         60,000
Scott L. Thompson.................................   2000    325,000   325,000         50,000
  Senior Vice President -- Chief Financial Officer   1999    259,375   250,000         60,000
     and Treasurer                                   1998    213,750   200,000         60,000
John S. Bishop(2).................................   2000    325,000   325,000         50,000
  Senior Vice President -- Operations                1999    303,125   300,000         60,000
                                                     1998     70,577    75,000        100,000
Charles M. Smith(3)...............................   2000    300,000   300,000             --
  Senior Vice President -- Industry Relations        1999    300,000   300,000         30,000

---------------

(1) Amounts exclude perquisites and other personal benefits because such compensation did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported.

(2) Mr. Bishop was elected as Senior Vice President -- Operations in October 1998. Prior to such election, Mr. Bishop was not an employee or officer of the Company.

(3) Mr. Smith was elected to serve as Senior Vice President -- Industry Relations effective January 1999. Prior to such election, Mr. Smith was an employee, but not an executive officer of the Company.

STOCK OPTIONS GRANTED IN 2000

     The following table contains certain information concerning stock options granted to the named executive officers in 2000.

                                                                                                   POTENTIAL REALIZABLE
                                                                                                         VALUE AT
                                                      INDIVIDUAL GRANTS                               ASSUMED ANNUAL
                                           ----------------------------------------                      RATES OF
                                           NUMBER OF     PERCENT OF                                     STOCK PRICE
                                           SECURITIES   TOTAL OPTIONS   EXERCISE OR                  APPRECIATION FOR
                                           UNDERLYING    GRANTED TO     BASE PRICE                    OPTION TERMS(3)
                                            OPTIONS       EMPLOYEES         PER       EXPIRATION   ---------------------
NAME                                       GRANTED(1)    DURING 2000     SHARE(2)        DATE         5%         10%
----                                       ----------   -------------   -----------   ----------   --------   ----------
B.B. Hollingsworth, Jr. .................   100,000          8.8%          $9.38       11/08/10    $590,000   $1,495,000
John T. Turner...........................    50,000          4.4            9.38       11/08/10     295,000      747,500
Scott L. Thompson........................    50,000          4.4            9.38       11/08/10     295,000      747,500
John S. Bishop...........................    50,000          4.4            9.38       11/08/10     295,000      747,500
Charles M. Smith.........................        --           --              --             --          --           --

---------------

(1) The options expire 10 years from the date of grant. The options awarded to Messrs. Hollingsworth and Turner vest in 33% increments per year beginning on November 8, 2001. The options awarded to Mr. Thompson vest in 20% increments per year beginning on November 8, 2001. The options awarded to Mr. Bishop vest 40% beginning on November 8, 2002 and thereafter in 20% increments annually.

(2) The exercise price of the options was based upon the fair market value of the Common Stock on the date of grant.

(3) Calculated based upon the indicated rates of appreciation, compounded annually, from the date of grant to the end of each option term. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock. There can be no assurance that the amounts reflected in this table will be achieved. The calculation does not take into account the effects, if any, of provisions of the option plan governing termination of options upon employment termination, transferability or vesting.

STOCK OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table contains certain information concerning the value of unexercised options at December 31, 2000.

                                                            NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                           UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                                              VALUE     OPTIONS AT DECEMBER 31, 2000      DECEMBER 31, 2000(2)
                           SHARES ACQUIRED   REALIZED   ----------------------------   ---------------------------
NAME                       ON EXERCISE (#)    ($)(1)    EXERCISABLE    UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                       ---------------   --------   -----------    -------------   -----------   -------------
B.B. Hollingsworth,
  Jr. ...................      18,000        $113,220     174,700         295,300       $108,216       $215,784
John T. Turner...........      20,000         142,000     219,910         230,090        562,043        442,357
Scott L. Thompson........      10,000          61,600     149,360         213,920        388,800        345,254
John S. Bishop...........          --              --      33,300         176,700             --             --
Charles M. Smith.........          --              --          --          30,000             --             --

---------------

(1) The value realized upon the exercise of a stock option is equal to the difference between the closing price of the Common Stock on the New York Stock Exchange on the date of exercise and the exercise price of the stock option multiplied by the number of shares acquired.

(2) The value of each unexercised in-the-money stock option is equal to the difference between the closing price of the Common Stock on the New York Stock Exchange on December 31, 2000 of $9.38 and the per share exercise price of the stock option.

COMPENSATION OF DIRECTORS

     During 2000, Board members, other than those employed by the Company, received an annual fee of $12,000, a fee of $3,000 for attendance at each meeting of the Board and a fee of $1,000 for attendance at each meeting of a committee of the Board. Directors also receive the use of one company vehicle or the economic equivalent. In addition, directors are eligible for grants of stock options and other awards pursuant to the Company's 1996 Stock Incentive Plan. Messrs. Duncan and Bidwell each received options to purchase 3,000 shares of Common Stock for $17.88 per share in 1998, 3,000 shares of Common Stock for $16.47 per share in 1999, and 3,000 shares of Common Stock for $9.38 per share in 2000 under the 1996 Stock Incentive Plan. Mr. Adams received options to purchase 10,000 shares of Common Stock for $16.47 per share in 1999, and 3,000 shares of Common Stock for $9.38 per share in 2000 under the 1996 Stock Incentive Plan.

EMPLOYMENT AGREEMENTS

     Each of the named executive officers, except Mr. Bishop, has entered into employment agreements with the Company dated November 3, 1997. Mr. Bishop entered into an employment agreement with the Company dated October 7, 1998. The employment agreements provide for the following annual base salaries: B.B. Hollingsworth, Jr. -- $475,000; John T. Turner -- $325,000; Scott L.
Thompson -- $325,000; John S. Bishop -- $325,000 and Charles M.
Smith -- $300,000. The employment agreements also provide that such officers' participation in bonus plans will be governed by the bonus and incentive plans adopted by the Compensation Committee of the Board.

     Each employment agreement is for a term of five years, and unless terminated or not renewed by the Company or the employee, the term will continue thereafter on a month-to-month basis terminable at any time by either the Company or the employee, with or without cause, upon thirty days notice. In the event of a termination of employment by the Company without cause or by the employee due to an uncorrected material breach of the employment agreement by the Company, the employee is entitled to receive his or her base salary paid bi-weekly until the end of his contract term. In the event of an involuntary termination of employment following a merger, consolidation or dissolution of the Company or a sale of all its assets, the employee is entitled to a lump sum payment equal to the amount of base pay he is entitled to under the remainder of his contract. The Company is not obligated to pay any amounts to the employee other than his pro rata base salary through the date of his or her termination upon (i) voluntary termination of employment by the employee; (ii) termination of employment by the Company for cause (as defined in the employment agreements); (iii) death of the employee; or (iv) long-term disability of the employee. During the period of employment and for a period of three years after termination of employment, the employees are generally prohibited from competing or assisting others to compete with the Company. In addition, during the period of employment and for a period of five years after termination of employment, the employees are generally prohibited from inducing any other employee to terminate employment with the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee's primary responsibilities include reviewing and approving the compensation plans of the officers and certain other employees of the Company and administering the Company's stock option and purchase plans.

     Executive Compensation. The Compensation Committee believes that compensation of executive officers should not only be adequate to attract, motivate and retain competent executive personnel, but should also serve to align the interests of the executive officers with those of the stockholders. To achieve this goal the Company has adopted both short-term and long-term incentive compensation plans that are dependent upon the Company's performance.

     Base Salary. The Company and Compensation Committee have established a pay-for-performance philosophy by generally providing conservative base salaries while emphasizing incentive compensation programs. Executive salary levels have been and will continue to be based on market salary levels, individual performance and the financial performance of the Company.

     Incentive Compensation. The Compensation Committee has adopted an incentive compensation program for its executive officers that is based on the earnings per share of the Company. Dependent upon the earnings per share target achieved, for the year ended December 31, 2001, these individuals could earn bonuses up to 150 percent of their base compensation.

     Deferred Compensation Plan. The deferred compensation plan is designed to provide key executives with the opportunity to accumulate additional savings for retirement on a tax-deferred basis. The Plan allows participants to defer receipt of a portion of salary and/or bonus earned. Participation in this plan is limited to a select group of management and highly compensated employees.

     Stock Option Plan. Stock options are granted to employees, including executive officers, to align their long-term interests with those of the stockholders. Additionally, it allows them to develop and maintain a potentially significant equity ownership position in the Company.

     Employee Stock Purchase Plan. Generally, under this plan, all employees, including the executive officers, are offered the opportunity to purchase a limited amount of the Company's Common Stock at a 15% discount to market. This is an additional equity incentive the Company has offered to all of its employees to further promote the enhancement of stockholder value.

     The Compensation Committee consults from time to time with Towers Perrin, a consulting firm experienced in executive compensation, and who has access to national compensation surveys and the Company's financial records. The Compensation Committee reviews each element of compensation to ensure that the total compensation delivered is reflective of Company performance with input on market competitiveness. In the last review, the Compensation Committee confirmed that the executive compensation program was meeting the targeted objectives.

     Chief Executive Officer Compensation. As described above, the Company's executive compensation philosophy is based on providing conservative base salaries with emphasis placed on incentive compensation programs, including the compensation of the Company's Chief Executive Officer, B.B. Hollingsworth, Jr. The following discussion summarizes the actions taken with respect to Mr. Hollingsworth's compensation for 2000.

     Base Salary. Mr. Hollingsworth's base salary of $475,000 was not changed from 2000. The base salary portion of Mr. Hollingsworth's compensation is targeted to provide a salary that approximates the 50th percentile of those provided by other companies in the compensation study, after considering relative performance of the companies.

     Incentive Compensation. Mr. Hollingsworth earned incentive compensation of $475,000 during 2000. Mr. Hollingsworth received the highest level of incentive compensation achievable, as the Company's earnings per share for the year exceeded the highest target for the year. Earnings per share increased 21.3% from $1.55 in 1999 to $1.88 in 2000. Mr. Hollingsworth's incentive compensation is targeted to fall in the 75th percentile of the companies in the compensation study.

     Stock Option Plan. Mr. Hollingsworth was granted options to purchase 100,000 shares of the Company's Common Stock, pursuant to the Company's 1996 Stock Incentive Plan. This award was given in recognition of the Company's earnings performance in 2000 and is targeted to fall in the 75th percentile of the awards provided by the other companies in the compensation study.

     Deductibility. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally disallows a tax deduction to a public company for compensation paid to its chief executive officer and four other most highly compensated executive officers if the compensation of any of such officers exceeds $1 million in a particular year. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. The Company has structured portions of its performance-based compensation of executive officers (such as stock option grants) in a manner that excludes such compensation from the deduction limit. Awards under the Company's incentive compensation plan do not qualify for exclusion from the deduction limit. If Mr. Hollingsworth earns the maximum incentive compensation possible during 2001, his total compensation would exceed the $1 million deduction limit.

     Respectfully submitted by the Compensation Committee of the Board of Directors of the Company,

John H. Duncan, Chairman
John L. Adams
Bennett E. Bidwell

AUDIT COMMITTEE REPORT

     The Audit Committee has reviewed and discussed with the Company's management and Arthur Andersen LLP, the Company's independent accountants, the audited financial statements of the Company contained in the Company's Annual Report on Form 10-K for the year ended 2000, which was filed with the Securities and Exchange Commission.

     The Audit Committee has also discussed with the Company's independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended by the Auditing Standards Board of the American Institute of Certified Public Accountants. The Audit Committee has received and reviewed the written disclosures and the letter from the Company's independent public accountants required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended by the Independence Standards Board, and has discussed with the Company's independent public accountants their independence. The Audit Committee has also considered whether the provision of non-audit services to the Company by Arthur Andersen LLP is compatible with maintaining their independence.

     Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

     Respectfully submitted by the Audit Committee of the Board of Directors of the Company.

Bennett E. Bidwell, Chairman
John L. Adams
John H. Duncan

AUDIT AND OTHER FEES

     During 2000, the Company retained Arthur Andersen LLP to provide services in the following categories and amounts:

Audit Fees................................................  $395,000
Financial Information Systems Implementation Fees.........  $ 79,000
All Other Fees............................................  $377,000

                               PERFORMANCE GRAPH

     As required by applicable rules of the Securities and Exchange Commission, the performance graph shown below was prepared based upon the following assumptions:

          1. $100 was invested in the Company's Common Stock, the S&P 500 and the Peer Group (as defined below) on October 29, 1997 at the initial public offering price of the Company's Common Stock of $12 per share and the closing price of the stocks comprising the S&P 500 and the Peer Group, respectively, on such date. The Company's Common Stock began trading on the New York Stock Exchange on October 30, 1997.

          2. Peer Group investment is weighted based upon the market capitalization of each individual company within the Peer Group at the beginning of the period.

          3. Dividends are reinvested on the ex-dividend dates.

     The companies that comprise the Company's current Peer Group are as follows: AutoNation, Inc, CarMax Group, Lithia Motors, Inc., Sonic Automotive, Inc. and United Auto Group, Inc.

[GRAPH]              COMPARISON OF CUMULATIVE TOTAL RETURN*

                                                GROUP 1 AUTOMOTIVE, INC.             S&P 500                 PEER GROUP ONLY
                                                ------------------------             -------                 ---------------
Oct 97                                                   100.00                      100.00                      100.00
1997                                                      75.52                      102.87                       70.66
1998                                                     216.67                      132.27                       47.13
1999                                                     116.16                      160.10                       29.90
2000                                                      78.13                      145.53                       20.16

*  TOTAL RETURN BASED ON $100 INITIAL INVESTMENT & REINVESTMENT OF DIVIDENDS

                                                                GROUP 1                  PEER GROUP
                     MEASUREMENT DATE                       AUTOMOTIVE, INC.   S&P 500      ONLY
                     ----------------                       ----------------   -------   ----------
10/97.....................................................      $100.00        $100.00    $100.00
12/97.....................................................        75.52         102.87      70.66
12/98.....................................................       216.67         132.27      47.13
12/99.....................................................       116.16         160.10      29.90
12/00.....................................................        78.13         145.53      20.16

RELATED TRANSACTIONS

     Set forth below is a description of certain transactions entered into between the Company and certain of its officers, directors and stockholders.

  Leases

     The Company generally seeks to enter into lease agreements that have 30 year terms and are cancelable at the Company's option at various times during the lease term. As a result, the Company leases a majority of its facilities at what are believed to be market terms.

     North Broadway Real Estate, an Oklahoma limited liability company, owned 50% by Mr. Howard and 50% by an unrelated third party, leases the real estate and facilities of the Howard collision repair center to the Company. This lease provides for a monthly rental rate of $9,000, and requires the Company to pay all applicable property taxes, maintain adequate insurance and, if necessary, repair or replace the leased building. The lease term is month-to-month.

     The Company also leases several other facilities from officers, directors and large stockholders of the Company. The Company leases these other facilities under uniform lease agreements (the "Related Party Leases"). The term of each Related Party Lease is for 30 years. The leases are cancelable at the Company's option ten years from execution of the lease and at the end of each subsequent five year period. Additionally, the Company has a right of first refusal to acquire the property. Each Related Party Lease requires the Company to be responsible for taxes, insurance and, in certain circumstances, maintenance. Each of the Related Party Leases and the rents payable thereunder are described below. Under each of the Related Party Leases, the rent is subject to increases every five years based on increases in the Consumer Price Index.

     Mike Smith Autoplaza, a subsidiary of the Company, leases property owned by a general partnership, of which the children of Mr. Smith are partners. The property is used by Mike Smith Autoplaza as an automobile dealership in Beaumont, Texas. The lease provides for monthly rental payments of $46,500.

     Bob Howard Automall, a subsidiary of the Company, leases two properties owned by Mr. Howard and used by Bob Howard Automall as automobile dealerships in Oklahoma City, Oklahoma. These leases provide for monthly rental payments of $85,862.

     Bob Howard Chevrolet, a subsidiary of the Company, leases property owned by Mr. Howard and used by Bob Howard Chevrolet as an automobile dealership in Oklahoma City, Oklahoma. The lease relating to this property provides for monthly rental payments of $48,500.

     Bob Howard Toyota, a subsidiary of the Company, leases property owned by Mr. Howard and used by Bob Howard Toyota as an automobile dealership in Oklahoma City, Oklahoma. The lease relating to this property provides for monthly rental payments of $33,500.

  Other

     During 2000, the Company was authorized by the Board of Directors to repurchase a portion of its Common Stock. The repurchases completed to date have been through public and private transactions. Included in the private transactions were purchases of 29,962 and 200,000 shares, at market prices, during 2000 and 2001 respectively, from Sterling B. McCall, Jr. Additionally, during 2001, 30,000 shares were repurchased from Kevin H. Whalen at market prices.

                                     ITEM 2
                      PROPOSAL TO RATIFY THE SELECTION OF
                            INDEPENDENT ACCOUNTANTS

APPOINTMENT OF ARTHUR ANDERSEN LLP

     The Board, upon recommendation of the Audit Committee, has appointed Arthur Andersen LLP, Certified Public Accountants, as the Company's independent accountants for the year ended December 31, 2001, subject to ratification of this appointment by the stockholders of the Company. Arthur Andersen LLP performed audit services in connection with the examination of the financial statements of the Company and its subsidiaries for the year ended December 31, 2000 and is considered by management of the Company to be well qualified. If this proposal does not receive a majority vote at the meeting, the Board will reconsider the appointment. Representatives of Arthur Andersen LLP will be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and to answer appropriate questions.

     THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP AS INDEPENDENT ACCOUNTANTS OF THE COMPANY.

                                     ITEM 3

                                 OTHER MATTERS

     The Board does not know of any other matters that are to be presented for action at the Annual Meeting. However, if any other matter should be presented at the meeting upon which a vote properly may be taken, shares represented by all duly executed proxies received by the Company will be voted with respect thereto in accordance with the best judgment of the persons designated as the proxies.

                               OTHER INFORMATION

STOCKHOLDERS PROPOSALS

     Pursuant to various rules promulgated by the Commission, any stockholder who wishes to submit a proposal for inclusion in the proxy material and for presentation at the 2002 Annual Meeting of Stockholders must forward such proposal to the Secretary of the Company, at the address indicated on page 1 of this Proxy Statement so that the Secretary receives it no later than December 21, 2001.

     In addition to the rules of the Commission described in the preceding paragraph, the Company's bylaws provide that for a nomination of persons for election to the Board or a proposal of business to be properly brought before the Annual Meeting of Stockholders, it must be either (a) specified in the notice of meeting given by the Secretary of the Company, (b) otherwise brought before the meeting by or at the direction of the Board or (c) otherwise properly brought before the meeting by a stockholder of the Company who is a stockholder of record at the time of giving notice hereinafter provided for, who shall be entitled to vote at such meeting and who complies with the following notice procedures. In addition to any other applicable requirements, for a nomination of persons to the Board or a proposal of business to be properly brought before an annual meeting by a stockholder of the Company, the Secretary of the Company must have been given timely notice in writing of the nomination of persons to the Board or the business to be brought before the annual meeting of stockholders. To be timely, a stockholder's notice must be delivered to the Company's Secretary at the address indicated on page 1 of this Proxy Statement on or before March 14, 2002, but not earlier than February 22, 2002. A stockholder's notice to the Secretary shall set forth (i) as to each person whom the stockholder proposes to nominate for election as a director all information relating to such person that is required under the rules of the Commission to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required by law (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (a) the name and address of such stockholder, as they appear on the Company's books, and of such beneficial owner and (b) the class or series and number of shares of the Company's Common Stock which are owned beneficially and of record by such stockholder and such beneficial owner.

     Notwithstanding the foregoing bylaw provisions, in the event that the number of directors to be elected to the Board is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board at least 80 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase if it shall be delivered to the Secretary of the Company at the address indicated on page 1 of this Proxy Statement not later than the close of business on the 10th day following the day on which such public announcement of the increased Board is first made by the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Company believes that, except as set forth below, during the year ended December 31, 2000, all Section 16(a) filing requirements applicable to the Company's directors, executive officers and beneficial owners of more than 10 percent of the outstanding Common Stock were complied with. Mr. Thompson exercised 10,000 stock options in December 2000 that were reported on a Form 5 in February 2001, instead of on a Form 4 for the month in which the options were exercised. Mr. McCall mistakenly reported a gift of 900 shares by Mrs. McCall to her grandchildren in July 2000, a sale of 29,962 shares of Studebaker Family Limited Partnership stock in December 2000 and gifts of 2,600 shares to his children and grandchildren through February 2001, on a Form 5, which was filed late in April 2001, instead of on a Form 4 for the months in which the transactions occurred.

VOTING OF SHARES COVERED BY PROXIES

     The persons designated to vote shares covered by proxies intend to exercise their judgment in voting such shares on other matters that may come before the Annual Meeting. Management does not expect, however, that any matters other than those referred to in this Proxy Statement will be presented for action at the Annual Meeting.

                                            By Order of the Board of Directors

                                            /s/ JOHN S. WATSON
                                            John S. Watson
                                            Secretary

Houston, Texas
April 20, 2001

                                                                      APPENDIX A

                                   APPENDIX A

                            GROUP 1 AUTOMOTIVE, INC.
                            AUDIT COMMITTEE CHARTER

     The Board of Directors of Group 1 Automotive Inc. (the "Company") has heretofore constituted and established an Audit Committee (the "Committee") with authority, responsibility, and specific duties as described in this Audit Committee Charter.

COMPOSITION

     The Committee will be appointed annually by the Board of Directors (the "Board"). The Chairman of the Board shall appoint the Chairman of the Committee.

     The Committee shall be comprised of at least three directors who are independent of management and free from any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as a Committee member. All members of the Committee shall meet the requirements of the New York Stock Exchange, which includes having a basic understanding of finance and accounting. One member of the Committee shall have accounting or related financial management expertise.

MISSION STATEMENT AND PRINCIPAL FUNCTIONS

     The Committee's oversight role shall serve to provide reasonable assurance that the following objectives are achieved:

        - Financial Reporting Process -- The Company's financial statements are presented fairly in conformity with generally accepted accounting principles.

        - System of Internal Controls -- The Company's system of internal controls provides reasonable assurance as to the reliability of financial statements and the protection of assets from unauthorized acquisition, use, or disposition.

        - Corporate Compliance Process -- The Company is in reasonable compliance with pertinent laws and regulations, is conducting its affairs ethically, and is maintaining effective controls against employee conflict of interest and fraud.

     As such, the Committee will have direct access to financial, legal, and other staff and consultants of the Company. Such consultants may assist the Committee in defining its role and responsibilities, consult with Committee members regarding a specific audit or other issues that may arise in the course of the Committee's duties, and conduct independent investigations, studies, or tests. The Committee has the authority to employ such other accountants, attorneys, or consultants to assist the Committee as it deems advisable. The Committee's principal areas of oversight shall include the following:

  Financial Reporting Process

     The Audit Committee shall:

        - Recommend to the Board the independent accountants to be nominated, review the compensation of the independent accountants, and review and approve the discharge of the independent accountants.

        - Confirm and assure the independence of the independent accountants, including a review of the nature of all services and related fees provided by the independent accountants. The independent accountants will provide a written statement regarding relationships and independence to the Committee at least annually.

        - Review with the independent accountants, prior to the initiation of the annual audit, the independent accountants' process for identifying and responding to key audit and internal control risks, and the scope and approach of the audit to assure completeness of coverage of key business controls and risk areas.

        - Serve as a channel of communication between the independent auditor and the Board and/or management of the Company. The independent auditors are ultimately accountable to the Audit Committee of the Board.

        - Instruct the independent accountants to report directly to the Committee any serious difficulties incurred in connection with the audit or any significant disputes with management.

        - Review the financial statements and footnotes included in the annual report to shareholders and Form 10-K filings made with the Securities and Exchange Commission. In addition, review findings of any examinations by regulatory agencies, such as the Securities and Exchange Commission.

        - Review with management and the independent accountants at the completion of the annual audit:

           - The independent accountants' audit of the financial statements and their report thereon.

           - Any significant changes required in the independent accountants' audit plan.

           - The existence of significant estimates and judgments underlying the financial statements, including the rationale behind those estimates as well as the details on material accruals and reserves.

           - Other matters related to the conduct of the audit, which are to be communicated to the committee under generally accepted auditing standards.

        - Review significant reports prepared by the internal audit department together with management's response and follow up to these reports.

  System of Internal Controls

     - Review and evaluate the effectiveness of the Company's process for assessing significant risks or exposures and the steps management has taken to minimize such risks to the Company. Consider and review with management and the independent accountants:

        - The effectiveness of or weaknesses in the Company's internal controls including the status and adequacy of management information systems and other information and security, the overall control environment and accounting and financial controls.

        - Any related significant findings and recommendations of the independent accountants, together with management's response thereto, including the timetable for implementation of recommendations to correct weaknesses in internal controls.

     - Assess internal processes for determining and managing key financial statement risk areas.

     - Ascertain whether the Company has an effective process for determining risks and exposures from asserted and unasserted litigation and claims and from noncompliance with laws and regulations.

  Corporate Compliance Process

     - Approve for recommendation to the Board the Company's policies and procedures regarding compliance with the law and with significant Company policies, including, but not limited to, codes of conduct expressing principles of business ethics, legal compliance, the Foreign Corrupt Practices Act, environmental, health, and safety issues, and other matters relating to business conduct, and programs of legal compliance designed to prevent and detect violations of law.

     - Review with the Company's management and others any legal, tax or regulatory matters (including compliance with Manufacturer Public Company Agreements) that may have a material impact on Company operations and the financial statements, related Company compliance policies, and programs and reports received from regulators.

     - Review policies and procedures with respect to officers' expense accounts, including their use of corporate assets, and consider the results of any review of these areas by the independent accountants.

MEETINGS

     The Committee will meet at least twice annually, or more frequently as necessary to carry out its responsibilities. In addition, the Committee, or at a minimum, the Committee Chairman, will meet with management and the independent auditors prior to the release of the Company's quarterly or annual earnings to discuss the results of the quarterly review or audit as applicable. The Chairman of the Committee and/or management of the Company may call meetings as deemed necessary. In addition, the Committee will make itself available to the independent auditors of the Company as requested by such independent auditors.

     All meetings of the Committee shall be held pursuant to the Bylaws of the Company with regard to notice and waiver thereof, and written minutes of each meeting shall be duly filed in the Company records. Reports of meetings of the Committee, including committee actions and recommendations, shall be made to the Board at its next regularly scheduled meeting following the Committee meeting.

OTHER COMMITTEE RESPONSIBILITIES

     The Committee will review and reassess the adequacy of this Charter on an annual basis, and will submit the charter to the Board for approval. The Committee Charter will be included in the proxy statement on a triennial basis as required under Securities and Exchange Commission regulations.

     The Committee will prepare a report to shareholders, to be included in the proxy statement on an annual basis as required by the Securities and Exchange Commission. This report will specifically address the following activities carried out by the Committee during the year:

     - The Committee's review of the independence of its members.

     - Confirmation of the annual review of this Charter.

     - The Committee's review of the Company's audited financial statements with management.

     - The Committee's discussion with the independent auditors of the matters required to be communicated to audit committees.

P                           GROUP 1 AUTOMOTIVE, INC.
R                           950 ECHO LANE, SUITE 100
O                             HOUSTON, TEXAS 77024
X
Y                   ANNUAL MEETING OF STOCKHOLDERS -- MAY 23, 2001

        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY


         The undersigned stockholder(s) of Group 1 Automotive, Inc., a Delaware corporation (the "Company"), hereby appoints B.B. Hollingsworth, Jr., and Scott
L. Thompson, and each of them, attorneys-in-fact and proxies of the undersigned, with full power of substitution, to represent and to vote all shares of common stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at JPMorgan Chase, 707 Travis, Mezzanine Level, Houston, Texas 77002, at 10:00 A.M., local time, on Wednesday,
May 23, 2001, and at any adjournment thereof.



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
                                                               Please mark [X]
                                                               your votes as
                                                               indicated in
                                                               this example


This Proxy, when properly executed, will be voted as directed herein by the undersigned. If no direction is given, this proxy will be voted "FOR" proposals 1 and 2. The Board of Directors recommends a vote "FOR" proposals 1 and 2.

1. Election of Directors                                                           Nominees: John L. Adams, Bennett E. Bidwell,
                                                                                    Max P. Watson, Jr. and Kevin H. Whalen
                                               WITHHOLD
        FOR all nominees                       AUTHORITY                           INSTRUCTION: To withhold authority to
        (except as marked                     to vote for                          vote for any individual nominee, write
        to the contrary)                     all nominees                          that nominee's name in the space
                                                                                   provided below.
               [ ]                                [ ]
                                                                                   -------------------------------------

2. Ratification of the appointment of Arthur Andersen LLP as independent accountants of the Company for the fiscal year ending December 31, 2001.

                                       FOR      AGAINST      ABSTAIN

                                       [ ]        [ ]          [ ]

In their discretion, such attorneys-in-fact and proxies are authorized to vote upon such other business as properly may come before the meeting.

                                      I will  [ ] will not  [ ]  be attending the meeting

                                                                                       You are requested to complete, date,
                                                                                       sign, and return this proxy promptly.
                                                                                       All joint owners must sign.  Persons
                                                                                       signing as executors, administrators,
                                                                                       trustees, corporate officers, or in
                                                                                       other representative capacities should
                                                                                       so indicate.

                                                                                       Date:
                                                                                       -------------------------------------


                                                                                       ------------------------------------
                                                                                       Signature


                                                                                       ------------------------------------
                                                                                       Signature


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